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                                                                    Exhibit 4(s)


NO. __                   BAY VIEW CAPITAL CORPORATION
                              WARRANT CERTIFICATE

                     Warrant Certificate for _____ Warrants
                     to Purchase ___________ Warrant Shares

     This Warrant Certificate certifies that, for value received, ______________________ (the "Holder") is the owner of the number of Warrants (the "Warrants") set forth above, each of which entitles the Holder to purchase from Bay View Capital Corporation (the "Company") at any time from and after Commencement (as defined in Section 2.1 hereof) and until the Expiration Date (as defined in Section 2.1 hereof)._____ of a Warrant Share (as defined below), at the purchase price per Warrant Share stated in Section 2.3 hereof (the "Exercise Price"). The number of Warrant Shares purchasable upon exercise of the Warrants and the Exercise Price shall be subject to adjustment from time to time as herein provided.

     For purposes of this Warrant Certificate, "Warrant Shares" shall mean shares of the Company's Common stock, par value $0.01 per share (the "Common Stock"); provided, however, that if, in accordance with Section 6 hereof, the
         --------  -------
securities issuable upon exercise of the Warrants are issued by an entity other than the Company or there is a change in the class of securities so issuable, then the "Warrant Shares" shall mean the securities so issuable by such entity or the securities of the class of securities so issuable.

     The Warrants are subject to the following terms, conditions and provisions:

     SECTION 1.  Registration; Transferability; Exchange of Warrant Certificate.
                 --------------------------------------------------------------

          1.1  Registration.  The Company shall number and register the Warrants
               ------------
in a register (the "Warrant Register") maintained at the principal office of the Company (the "Office"). The Company shall be entitled to treat the Holder of the Warrants as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrants on the part of any other person.

          1.2  Transfer:  Restrictions on Transfer of Warrants. Warrants shall
               -----------------------------------------------
be transferable only on the Warrant Register upon delivery thereof by the Holder or by his duly authorized attorney or representative or accompanied by proper evidence of succession, assignment or authority to transfer. A Form of Assignment that may be used by the Holder for such purpose is attached hereto. Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrants so transferred shall be issued to the transferee of such Warrants and a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the remaining Warrants, if any, not so transferred, shall be issued to the Holder. In all cases of transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and shall remain with the Company. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Company in its discretion. No transfer of the
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Warrants or any interest therein other than in compliance with this Section 1.2 shall be made or recorded in the Warrant Register, and any such purported transfer shall be void and of no effect.

     SECTION 2.  Term of Warrants:  Exercise of Warrants.
                 ---------------------------------------

          2.1  Term of Warrant.  Subject to the terms of this Warrant
               ---------------
Certificate, the Holder shall have the right, which may be exercised by the registered Holder hereof from time to time on any Business Day before 5:00 P.M. (New York City time) during the period from Commencement through and including
     , 2011 (the "Expiration Date") to purchase from the Company an aggregate of ___________ fully paid and nonassessable Warrant Shares or such other number of Warrant Shares which the Holder may at the time be entitled to purchase in accordance with this Warrant Certificate. At 5:00 P.M. (New York City time) on the Expiration Date, each Warrant not exercised prior thereto shall be and become void and of no value. "Commencement" shall occur upon the Company's delivery of notice (the "Commencement Notice") to all of the holders of Warrants as they appear in the then current Warrant Register, that the Company has a sufficient number of authorized, unissued and unreserved shares of Common Stock to permit exercise of all of the outstanding Warrants. The Commencement Notice shall be deemed to have been delivered (i) when received if given in person,
(ii) on the date of electronic confirmation of receipt if sent by telex, facsimile, or other wire transmission, (iii) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, or (iv) one day after being deposited with a reputable overnight courier.

          2.2  Exercise of Warrants.  Subject to the terms of this Warrant
               --------------------
Certificate, the Warrants evidenced by this Warrant Certificate may be exercised in whole or in part, upon surrender to the Company, at its Office, of this Warrant Certificate, with a Purchase Form substantially in the form attached hereto, duly completed and signed, and upon payment to the Company of the Exercise Price. Payment of the aggregate Exercise Price shall be in cash. Payment of the aggregate Exercise Price in cash shall be by cashiers check or by wire transfer in immediately available funds to an account designated in writing by the Company to the Holder.

          Upon the surrender of this Warrant Certificate, with the Purchase Form duly executed, and payment of the Exercise Price as aforesaid, the Company shall (subject to compliance, if necessary, with applicable provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), promptly and, in any event within ten Business Days, issue and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for such number of Warrant Shares so purchased. Such certificate or certificates shall be dated and deemed to have been issued as of the date of the surrender of this Warrant Certificate and payment of the Exercise Price. The right of purchase represented by this Warrant Certificate shall be exercisable, at the election of the Holder, in full at any time or in part from time to time. In the event the Holder shall exercise fewer than all the Warrants evidenced hereby, a new Warrant Certificate shall be issued evidencing the remaining unexercised Warrants.

          2.3  Exercise Price and Aggregate Exercise Price.  The price per share
               -------------------------------------------
at which such Warrant Share shall be purchased upon exercise of Warrants (the "Exercise Price") shall be $__.__, subject to adjustment pursuant to Section 6. The "Aggregate Exercise Price" shall equal

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the product of (i) the number of Warrant Shares purchasable upon exercise of each Warrant multiplied by (ii) the Exercise Price.

     SECTION 3.  Payment of Taxes.  The Holder covenants and agrees that it will
                 ----------------
pay when due and payable all documentary, stamp and other similar taxes, if any, which may be payable in respect of the issuance or delivery of the Warrants or of the Warrant Shares purchasable and issuable upon the exercise of the Warrants.

     SECTION 4.  Mutilated or Missing Warrants.  In the event this Warrant
                 -----------------------------
Certificate shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent right or interest, but only upon, in the event of a lost stolen or destroyed certificate, receipt of evidence satisfactory to the Company of such loss, theft or destruction and, if requested by the Company, upon indemnity that also is satisfactory to the Company. In making application for such a substitute Warrant Certificate, the Holder shall also comply with such other reasonable requirements as the Company may prescribe.

     SECTION 5.  Reservation and Availability of Warrant Shares:  Purchase and
                 -------------------------------------------------------------
Cancellation of Warrants.
------------------------

          5.1  Reservation of Warrant Shares.
               -----------------------------

          (a) The Company shall at all times after Commencement reserve and keep available free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of enabling it to satisfy any obligations to issue the Warrant Shares upon exercise of the Warrants, the full number of Warrant Shares deliverable upon the exercise of all the Warrants evidenced by this Warrant Certificate.

          (b) The Company covenants that all Warrant Shares issuable upon exercise of the Warrants will, upon issuance, be fully paid, nonassessable and free from preemptive rights and free from all taxes, liens, charges and security interests with respect to the issuance thereof.

          (c) Before taking any action which would cause an adjustment pursuant to Section 6, the Company will take any and all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

          5.2  Warrant Shares Record Date.  Each person in whose name any stock
               --------------------------
certificate for Warrant Shares is issued shall for all purposes be deemed to have become the Holder of record of the Warrant Shares represented thereby, and such stock certificate shall be dated the date upon which this Warrant Certificate was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made.

          5.3  Cancellation of Warrant.  Upon surrender of the Warrant
               -----------------------
Certificate for exchange, substitution, transfer or exercise, it shall be cancelled by the Company and retired.

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     SECTION 6.  Adjustment of Number of Warrant Shares and Exercise Price.  The
                 ---------------------------------------------------------
number of securities purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events as hereinafter described.

          6.1  Mandatory Adjustments.  The number of securities purchasable upon
               ---------------------
the exercise of the Warrants and the Exercise Price shall be subject to adjustment as follows:

               (a) Stock Splits and Combinations. If the Company should at any time or from time to time fix a record date for the effectuation of a split, subdivision, reverse split or combination of the outstanding shares of Common Stock or issuance of capital stock of the Company by reclassification of the shares of Common Stock of the Company, then, the number of securities purchasable upon exercise of the Warrant in effect immediately prior to the earlier of such record date or the date of such split, subdivision, reverse split, combination or reclassification (the "Measuring Date"), shall be adjusted
                                             --------------
so that each Holder of Warrants shall be entitled to receive the number of shares of Common Stock or other securities that the Holder would have owned or been entitled to receive after the Measuring Date had those Warrants been exercised immediately prior to the Measuring Date. The Exercise Price shall be correspondingly adjusted so that the Aggregate Exercise Price in effect prior to the foregoing adjustment shall equal the Aggregate Exercise Price immediately after such adjustment.

               (b) Stock Dividends in Common Stock. If the Company should at any time or from time to time pay a dividend or make a distribution in shares of Common Stock on the Common Stock other than dividends or distributions of shares of Common Stock or other securities with respect to which adjustments are provided in paragraph (a) above, and the total number of shares constituting the dividend or distribution exceeds 5% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for determination of stockholders entitled to receive the dividend or distribution, the number of shares purchasable upon the exercise of each Warrant shall be adjusted by multiplying by a fraction, (1) the numerator of which will be sum of the number of shares of Common Stock outstanding at the close of business on that record date and the total number of shares issued in the dividend or distribution and (2) the denominator of which will be the number of shares of Common Stock outstanding at the close of business on that record date. The Exercise Price shall be correspondingly adjusted so that the Aggregate Exercise Price in effect prior to the foregoing adjustment shall equal the Aggregate Exercise Price immediately after such adjustment. If the total number of shares constituting that dividend or distribution does not exceed 5% of the total number of shares of Common Stock outstanding at the close of business on the record date fixed for that dividend or distribution, the shares of Common Stock will be considered to be issued at the time of any such next succeeding dividend or other distribution in which the number of shares of Common Stock issued, together with the number of shares issued in all previous such dividends and distributions since the most recent adjustment under this Section 5.2(b), will exceed such 5% threshold.

               (c) Issuance of Rights or Warrants. If the Company should at any time or from time to time issue to all holders of Common Stock rights or warrants expiring within 45 days entitling those holders to subscribe for or purchase Common Stock at a price per share less than the Exercise Price ("Rights or Warrants"), the Exercise Price in effect

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immediately before the close of business on the record date fixed for determination of stockholders entitled to receive those Rights or Warrants will be reduced by multiplying the Exercise Price by a fraction (1) the numerator of which is the sum of (A) the number of shares of Common Stock outstanding at the close of business on that record date and (B) the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at the Exercise Price and (2) the denominator of which is the sum of (A) the number of shares of Common Stock outstanding at the close of business on that record date and (B) the number of additional shares of Common Stock so offered for subscription or purchase. For purposes of this paragraph (c), the issuance of rights or warrants expiring within 45 days entitling the holders to subscribe for or purchase securities convertible into shares of Common Stock will be deemed to be the issuance of rights or warrants to purchase shares of Common Stock into which those securities are convertible at an aggregate offering price equal to the sum of the aggregate offering price of those securities and the minimum aggregate amount, if any, payable upon conversion of those securities into shares of Common Stock. This adjustment shall be made successively whenever any such event occurs, provided, however, that no adjustment shall occur with respect to that
        --------  -------
certain rights offering by the Company pursuant to a prospectus supplement dated
______.

          (d) Distribution of Indebtedness, Capital Stock or Assets. If the Company should at any time or from time to time distribute to all holders of Common Stock, whether by dividend or in a merger, amalgamation or consolidation or otherwise, evidences of indebtedness, shares of capital stock, cash or assets, other than Common Stock, Rights or Warrants or a dividend payable exclusively in cash and other than as a result of a Fundamental Change described in paragraph (e) below, the Exercise Price in effect immediately before the close of business on the record date fixed for determination of stockholders entitled to receive that distribution shall be reduced by multiplying the Exercise Price by a fraction (1) the numerator of which shall be the Exercise Price less the fair market value (as determined by the board of directors of the Company, whose determination in good faith shall be conclusive) of the portion of those evidences of indebtedness, shares of capital stock, other securities, cash and assets so distributed applicable to one share of Common Stock and (2) the denominator of which is the Exercise Price. This adjustment shall be made successively whenever any such event occurs.

          (e) Fundamental Changes. If a Fundamental Change occurs, the Holder of each Warrant immediately before that Fundamental Change occurred, shall have the right upon any subsequent exercise to receive, but only out of legally available funds, to the extent required by applicable law, the kind and amount of stock, other securities, cash and assets that that Holder would have received if the Warrant had been exercised immediately prior to the Fundamental Change. "Fundamental Change" means any transaction or event, including any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of Common Stock are converted into or exchanged for stock, other securities, cash or assets.

     6.2  Notice of Adjustment. The Company hereby agrees that whenever any
          --------------------
adjustment of the number of Warrant Shares purchasable upon the exercise of the Warrants or the Exercise Price of such Warrants is effected as herein provided, the Company shall promptly notify the Holder, by first-class mail, postage prepaid, of such adjustment and shall deliver to the

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Holder a certificate of the Chief Financial Officer of the Company, setting forth in reasonable detail (i) the number of Warrant Shares purchasable upon the exercise of the Warrants and the Exercise Price of the Warrants after such adjustment, (ii) a brief statement of the facts requiring such adjustment and
(iii) the computation by which such adjustment was made.

          6.3  Statement on the Warrant.  Irrespective of any adjustments in the
               ------------------------
number or kind of securities purchasable upon the exercise of the Warrant or the Exercise Price, any Warrant Certificate theretofore or thereafter issued may continue to express the same price and number and any kind of shares as are stated in this Warrant Certificate.

     SECTION 7.  Fractional Interests.  The Holder shall not be required to
                 --------------------
accept fractional securities on the exercise of Warrants. If any fraction of a security would be issuable on the exercise of Warrants, the Company shall pay to the Holder of such Warrants, in lieu of delivering such fraction, an amount in cash equal to the fair market value of such fraction.

     SECTION 8.  No Other Rights as a Shareholder.   Nothing contained in this
                 --------------------------------
Warrant Certificate shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meeting of shareholders of the Company for the election of the directors of the Company or any other matter, or any rights whatsoever as a shareholder of the Company.

     SECTION 9.  Notices.  Any notice or demand authorized by this Warrant
                 -------
Certificate to be given by the Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed by overnight courier, or otherwise delivered, to the Company, at 1840 Gateway Drive, San Mateo, California 94404, facsimile no. (650) ___-____, attention of Chief Financial Officer, with a copy to, Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, facsimile no. (213) 229-6196, attention of Dhiya El-Saden, Esq. The Company may change the address to which notices to it are to be delivered or mailed hereunder by notice to the Holder.

     Any notice authorized by this Warrant Certificate to be given by the Company to the Holder shall be in writing and shall be mailed by overnight courier or otherwise delivered, to the Holder at the following address:
___________________________________.  The Holder may change the address to which notices to it are to be delivered or mailed hereunder by notice to the Company.

     Notices delivered personally shall be effective at the time delivered by hand, notices sent by mail shall be effective when received, notices sent by facsimile transmission shall be effective when confirmed and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier.

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     SECTION 10.  Amendment and Waiver.
                  --------------------

          (a) Any term, covenant, agreement or condition in this Warrant Certificate may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holder.

          (b) The Company may modify or amend, without the consent of the Holder, the terms of this Warrant Certificate (i) for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision or (ii) in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the Holder.

          (c) The Company may also modify or amend this Warrant Certificate and common stock warrant certificates held by others with the consent of the holders of not less than a majority of the outstanding unexercised common stock warrants to be affected; provided, however, that no such modification or amendment that
                --------  -------
accelerates the Expiration Date, increases the Exercise Price, or reduces the number of outstanding Warrants may be made absent the consent of the Holder if this Warrant Certificate otherwise requires the consent of the Holder for such modification or amendment.

   SECTION 11. Successors.  All the covenants and provisions of this Warrant
               ----------
Certificate by or for the benefit of the Company shall bind and inure to the benefit of its respective successors and assigns hereunder.

   SECTION 12. Governing Law.  This Warrant Certificate shall be construed in
               -------------
accordance with and governed by the internal laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state, without regard to the principles of conflicts or choice of law.

   SECTION 13. Benefits of this Warrant Certificate.  Nothing in this Warrant
               ------------------------------------
Certificate shall be construed to give to any person or entity other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant Certificate and this Warrant Certificate shall be for the sole and exclusive benefit of this Company and the Holder.

   SECTION 14. Survival of Rights and Duties.  This Warrant Certificate shall
               -----------------------------
terminate and be of no further force and effect on the earlier of 5:00 P.M. (New York City time) on the Expiration Date or the date on which all of the Warrants have been exercised.

   SECTION 15. Captions.  The captions of the Sections and paragraphs of this
               --------
Warrant Certificate have been inserted for convenience only and shall have no substantive effect.

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     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly authorized this ___ day of _________, 2001.


                              BAY VIEW CAPITAL CORPORATION

                              By:  _______________________________
                                   Name:
                                   Title:

                                       8
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                         FORM OF ELECTION TO PURCHASE

     (To Be Executed by the Holder if the Holder Desires to Exercise Warrants Evidenced by the Foregoing Warrant Certificate)

To Bay View Capital Corporation:

     The undersigned hereby irrevocably elects to exercise_______ Warrants evidenced by the foregoing Warrant Certificate for, and to purchase thereunder, _________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $__________ in cash and any applicable taxes payable by the undersigned pursuant to such Warrant Certificate.

     The undersigned requests that certificates for such shares be issued in the name of _______________________________.

                                   PLEASE INSERT SOCIAL SECURITY OR
                                   TAX IDENTIFICATION NUMBER(S)



(Please print name and address)    _________________________________
                                   __________________________________
                                   __________________________________

     If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name or and delivered to:

______________________________________________________________________________
______________________________________________________________________________
                        (Please print name and address)


                                   By:  _____________________________
                                        Name:
                                        Title:

Dated: ________________

                                       9
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                               FORM OF ASSIGNMENT

     FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to said Warrants and the shares of Common Stock issuable upon exercise of said Warrants:

Name of Assignee              Address                  Number of Warrants
----------------              -------                  ------------------



     If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.


                                     By:  _______________________________
                                          Name:
                                          Title:

Dated:  ______________

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